UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2006

PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024
(Address of principal executive offices)          (Zip Code)
(310) 824-6200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On May 24, 2006, following the 2006 Annual Meeting of Stockholders of PeopleSupport, Inc. (the “Company”), the Company made discretionary grants of stock options and restricted common stock units (the “Grants”) to each of the non-employee members of the Board of Directors (the “Board”). The Grants were made in order to synchronize equity grants to non-employee board members so that all Grants are all made following each Annual Meeting of Stockholders (the “Annual Meeting”). The Grants were made pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”) in lieu of automatic grants described in the Plan which result in grants to non-employee directors at different times of the year.
As previously reported on the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2005, the Board, pursuant to recommendations of the Compensation Committee after consultation with a compensation consulting firm, approved annual grants to non-employee directors of options to purchase 5,800 shares of common stock of the Company and 650 restricted common stock units (“RSUs”). Under the Company’s Plan, non-employee directors who were directors at the time of the Company’s initial public offering (the “IPO”) received grants of options and RSUs in October 2005 on the anniversary of the IPO. Non-employee directors who were not directors at the time of the IPO would receive automatic grants at different times of the year based on the anniversary of their Board service. To avoid different pricing of options for non-employee directors and to synchronize grants on a uniform schedule going forward, at each Annual Meeting, each non-employee director will receive a grant of options to purchase 5,800 shares of the common stock of the Company and 650 RSUs, or a pro rata portion thereof if such non-employee director has served on the Board less than one year prior to such Annual Meeting.
Non-employee directors received the following Grants on May 24, 2006:

	Shares Underlying	Shares Underlying
Name	Stock Options	RSUs
Adam Berger	3,639	408

C. Larry Bradford	3,639	408

Michael Edell	3,639	408

George Ellis	3,639	408

Frank Perna, Jr.	2,305	259

Joe Rose	5,800	650
The stock options have an exercise price of $12.17 per share (the market closing price of the Company’s common stock on May 24, 2006), and will vest and become exercisable quarterly in equal installments over a one-year period with each quarter of such director’s completed board service. The RSUs will vest in full one year from the date of the grant, such that on the vesting date the recipient will be issued an equivalent number of shares of common stock covered by the RSUs award if he has completed one year of Board service on that date.
In addition, the Company amended the forms of RSU agreement and stock option agreement for non-employee directors to include an accelerated vesting provision in the event of a change in control of the Company as previously approved by the Board of Directors and reported on the Form 8-K filed with the SEC on May 2, 2006. The amended forms are attached as exhibits to this Form 8-K.
Section — Financial Statements and Exhibits
Item 9.01 Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.2	Form of Stock Option Agreement for Non-Employee Directors

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 31, 2006

PeopleSupport, Inc.
a Delaware corporation

By:	/s/ Lance Rosenzweig President, Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.2	Form of Stock Option Agreement for Non-Employee Directors